EXHIBIT 10.39
PROMISSORY NOTE
$100,000
May 20, 2002
     GIL VAN BOKKELEN, President and CEO of Advanced Biotherapeutics, Inc. (the “Borrower”), FOR VALUE RECEIVED, hereby promises to pay to the order of ADVANCED BIOTHERAPEUTICS, INC. (the “Lender”) at the offices of Advanced Biotherapeutics, Inc., 3201 Carnegie Avenue, Cleveland, Ohio 44115-2634, on the earlier to occur of (a) May 20, 2007, or (b) demand by the Lender, the principal sum of ONE HUNDRED THOUSAND DOLLARS ($100,000), or if less, the aggregate unpaid principal amount, in lawful money of the United States of America and in immediately available funds.
     The Borrower promises also to pay interest on the unpaid principal amount hereof in like money, which interest shall accrue, for the account of the Lender from the date hereof until such principal amount is paid in full, at a rate per annum equal to four and ninety-nine one hundredths percent (4.99%).
     The Borrower hereby waives presentment, protest or notice of any kind in connection with this Promissory Note.
     This Promissory Note shall be construed in accordance with and be governed by the law of the State of Delaware, without giving effect to principles of conflicts of law.
BORROWER:

/s/ Gil Van Bokkelen

Gil Van Bokkelen
May 20, 2002

Date